UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2018

Commission File Number:  001-37672

ARRIS International plc
(Exact name of registrant as specified in its charter.)

United Kingdom
(State or other jurisdiction of incorporation or organization)
98-1241619
(IRS Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia 30024
(Address of principal executive offices)

678-473-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

The tariffs announced by the U.S. Trade Representative that went into effect on September 24, 2018 impose additional costs on broadband devices and infrastructure equipment, ultimately taxing U.S. businesses and increasing the cost of providing competitive Internet services. ARRIS International plc ("ARRIS" or the Company") is working aggressively with partners and suppliers to transition production and supply chain for these devices and equipment outside of China,and expects to be mostly completed in the first half of 2019.

ARRIS is also continuing its education and advocacy efforts with the U.S. regulatory agencies and members of Congress, and coordinating with customers, industry consortiums, and other aligned partners.

Notwithstanding these efforts, ARRIS has implemented short term price adjustments to offset these increased tariff costs, particularly on lower margin products. Thus far, ARRIS has reached agreement with customers to address in excess of 80% of the approximately $30 million in tariff costs expected to be incurred in 2018.

Forward-Looking Statements

Statements made in this Current Report, including those related to the potential impact of the tariffs and plans to mitigate any impact of the tariffs, are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, the anticipated tariff costs are subject to a number of factors including product classification for U.S. Customs purposes (which may be changed), manufacturing locations and volumes of imports into the United States; increased costs may result in lower purchases by impacted customers; the timing of any manufacturing moves may be impacted by, among other things, availability of necessary equipment and components and the timing for certification of products manufactured in a new location.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2018. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS International plc

Date:   October 16, 2018
By:	/s/ Patrick W. Macken

Name: Patrick W. Macken
Title: Senior Vice President, General Counsel & Secretary